                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

                          Dated as of February 11, 2002

                                      among

                               CytRx Corporation,

                             GGC MERGER CORPORATION

                                       AND

                          Global Genomics Capital, Inc.

                                                                     Exhibit 2.1


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and
                                                  ---------
entered into as of February 11, 2002, by and among CytRx Corporation, a Delaware corporation ("CytRx"), GGC Merger Corporation, a California corporation and a wholly-owned subsidiary of CytRx ("Merger Sub"), and Global Genomics Capital, Inc., a California corporation ( "GGC") and is made with respect to the following facts:

     A. CytRx has proposed that CytRx acquire all of the issued and outstanding shares of GGC capital stock (collectively, the "Shares") pursuant to the merger
                                                ------
of Merger Sub with and into GGC, with GGC continuing as the surviving corporation (the "Merger"), in accordance with the California Corporation Code
                  ------
(the "CCC") and upon the terms and subject to the conditions set forth herein;
      ---

     B. The board of directors of CytRx (the "Board") has received (i) the opinion of Sanli Pastore & Hill, Inc. (the "Independent Advisor"), an
                                            -------------------
independent financial advisor to the Board, that, as of February 8, 2002, the Merger is fair to CytRx and its stockholders from a financial point of view and
(ii) the opinion of A.M. Pappas & Associates regarding the technology of Blizzard Genomics, Inc.;

     C. The Board, has, after consultation with the Independent Advisor, and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger is fair to CytRx and its stockholders from a financial point of view, and (y) the Merger is advisable and in the best interests of CytRx and its stockholders, (ii) adopted and approved this Agreement, and (iii) determined to recommend that the stockholders of CytRx vote to approve the issuance of the Merger Consideration in accordance with this Agreement and the amendment to CytRx's certificate of incorporation as contemplated in this Agreement;

     D. The board of directors and sole shareholder of Merger Sub have adopted and approved this Agreement, and the board of directors of GGC has adopted and approved this Agreement and has determined to recommend that the shareholders of GGC approve this Agreement;

     E. Concurrently with the execution and delivery of this Agreement by the Parties hereto, (i) each Designated GGC Shareholder (as defined in Section 9.2) and CytRx have entered into a voting agreement in the form attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which each Designated GGC
---------       ----------------
Shareholder has agreed to vote the Shares held by them at the GGC Shareholders Meeting in favor of the Merger and has granted CytRx an irrevocable proxy to vote such Shares at the GGC Shareholders Meeting in favor of the Merger, (ii) CytRx and Steven A. Kriegsman entered into an Employment Agreement effective as of the Effective Time in the form attached hereto as Exhibit B (the "Employment
                                                     ---------       ----------
Agreement"), (iii) each of Elliott J. Cody and Leonard P. Ruiz, Jr. entered into
---------
consulting agreements in the forms attached hereto as Exhibits C and D with
                                                      ----------------
CytRx that will be effective as of the Effective Time, (iv) each of Elliott J. Cody, Leonard P. Ruiz, Jr. and Steven A. Kriegsman have entered into termination and release agreements in the forms attached hereto as Exhibit E with GGC that
                                                       ---------
will be effective as of the Effective Time, (v) Wasserman, Comden, Casselman & Pearson LLP and GGC have entered into an agreement in the form attached hereto as Exhibit F (the "Letter Agreement"), pursuant to which Wasserman, Comden,
   ---------       ----------------
Casselman & Pearson LLP have agreed, promptly after the

Effective Time, to receive shares of CytRx Common Stock in lieu of cash to satisfy all fees, expenses and costs owed to it by GGC at the Effective Time and
(vi) Kriegsman Capital Group, LLC and CytRx have entered into an agreement in the form attached hereto as Exhibit G regarding certain post-Effective Time rent
                            ---------
and other overhead expenses to be paid by CytRx;

     F. GGC, CytRx and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger.

     Certain capitalized terms used in this Agreement are defined in Section 9.2 of this Agreement

     Now, therefore, upon the above premises and in consideration of the mutual promises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions set forth
             ----------
in this Agreement, and in accordance with the CCC, Merger Sub shall be merged with and into the GGC at the Effective Time. At the Effective Time, the separate existence of Merger Sub shall cease, and GGC shall continue as the surviving corporation (the "Surviving Corporation") and shall amend its articles of
                  ---------------------
incorporation to change its name to "GGC, Inc." At the Effective Time, CytRx will amend its certificate of incorporation to change its name to "Global Genomics, Inc."

         1.2 Closing. Unless this Agreement shall have been terminated pursuant
             -------
to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place
                                                     -------
on the date occurring two business days following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), but in no event later
                                         ------------
than July 31, 2002, at 10:00 a.m., Eastern standard time, at the offices of Wasserman, Comden, Casselman & Pearson LLP, 11755 Wilshire Boulevard, Suite 1230, Los Angeles, California 90025, unless another date, time or place is agreed to in writing by the parties hereto.

         1.3 Effective Time of the Merger. On the Closing Date, the Surviving
             ----------------------------
Corporation shall file a certificate of merger conforming to the requirements of the CCC (the "Certificate of Merger") with the Secretary of State of the State
              ---------------------
of California and make all other filings or recordings required by the CCC in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of California (the "Effective Time").
                    --------------

         1.4 Effects of the Merger. The Merger shall have the effects set forth
             ---------------------
in this Agreement and in the applicable provisions of the CCC.

         1.5  Articles of Incorporation; By-Laws.
              ----------------------------------

         (a) The articles of incorporation of Merger Sub, which are attached as
Exhibit 1.5(a) hereto, as in effect immediately prior to the Effective Time,
--------------
shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the articles of incorporation of the Surviving Corporation shall be amended by the Certificate of Merger to read as follows: "The name of the corporation is GGC, Inc."

         (b) The by-laws of Merger Sub, which are attached as Exhibit 1.5(b)
                                                              --------------
hereto, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         1.6  Directors; Officers.
              -------------------

         (a) The directors of GGC immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         (b) The officers of GGC immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         1.7 Further Actions. At and after the Effective Time, the Surviving
             ---------------
Corporation shall take all action as shall be required in connection with the Merger, including, without limitation, the execution and delivery of any instruments, certificates or other documents as are necessary or desirable to carry out the provisions of this Agreement.

                                   ARTICLE II

                    CANCELLATION OF THE CAPITAL STOCK OF GGC

                        AND EXCHANGE WITH RESPECT THERETO

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the
             -----------------------
Merger, and without any action on the part of CytRx, GGC or Merger Sub or the shareholders of GGC or Merger Sub thereof:

         (a) subject to the other provisions of Article II, each share of common stock of GGC issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into the right to receive a number of shares of CytRx Common Stock equal to the quotient of (i) 9,962,881 divided by (ii) the sum of the total number of shares of GGC common stock outstanding at the Effective Time (including those shares issued between the date hereof and the Effective Time upon the exercise of GGC Stock Options outstanding on the date hereof), plus the number of shares of GGC common stock issuable upon the exercise of any Converting Options (as defined in Section 2.4) and any other GGC Stock Options that are outstanding at the Effective Time (such quotient, the "Exchange Ratio"). No fractional shares will be issued in the Merger. Each fractional share less than one-half of share shall be rounded down to the nearest whole share and each fractional share equal to or greater than one-half of a share shall be rounded up to the nearest whole share. The total number of shares of CytRx Common Stock issued pursuant to Section 2.1(a) above are collectively referred to herein as, the "Merger Consideration". In no event will the aggregate number of shares of
     --------------------
CytRx Common Stock issued in the Merger as Merger Consideration (including shares of CytRx Common Stock issuable upon the exercise of Converting Options) exceed 9,962,881 shares, unless increased in accordance with Article VIII hereof.

         (b) each share of GGC capital stock issued and held in GGC's treasury immediately prior to the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

         (c) each share of common stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

         (d) notwithstanding anything in this Agreement to the contrary, to the extent required by the CCC, CytRx will not make any payment of Merger Consideration with respect to Shares held by any person (a "Dissenting
                                                            ----------
Stockholder") who elects to demand appraisal of such Dissenting Stockholder's
-----------
Shares and duly and timely complies with all the provisions of the CCC concerning the right of holders of Shares to require appraisal of their Shares ("Dissenting Shares"), but such Dissenting Stockholders shall have the right to
  -----------------
receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the dissenters' rights/shareholder appraisal laws of the State of California after such Dissenting Stockholder has surrendered his or her Certificate or Certificates representing Shares for which payment is being made and has complied with all other requirements of the CCC. If, after the Effective Time, a Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise is no longer entitled to such Dissenting Stockholder's right of appraisal and payment for such holder's Shares, in any case pursuant to the CCC, such Dissenting Stockholder's Shares will be deemed to have been converted as of the Effective Time into the right to receive the applicable portion of the Merger Consideration pursuant to Section 2.1(a) and the Payment Agent shall issue and deliver the applicable portion of the Merger Consideration to which such Dissenting Stockholder is entitled under
Section 2.1(a) upon surrender by such holder of the Certificate or Certificates representing the Shares of GGC held by such Dissenting Stockholder immediately prior to the Effective Time, in accordance with Section 2.2(b). GGC will give CytRx prompt notice of any demands for appraisal of Dissenting Shares received by GGC.

2.2      Delivery of Merger Consideration.
         --------------------------------

         (a) Payment Agent. Promptly after the Effective Time, CytRx shall
             -------------
deposit with CytRx's transfer agent or another exchange agent selected by CytRx (the "Payment Agent"), for the benefit of the holders of the Shares, for payment
      -------------
in accordance with this Article II through the Payment Agent, a number of shares of CytRx Common Stock equal to the Merger

Consideration, reduced by (i) the Secondary Merger Consideration (as defined below) and (ii) the number of shares of CytRx Common Stock issuable upon the exercise of Converting Options and any other GGC Stock Options outstanding at the Effective Time (the "Initial Merger Consideration"). Five percent (5%) of the Merger Consideration, or 498,144 shares of CytRx Common Stock (the "Secondary Merger Consideration") will be held by CytRx (the "Escrow Agent") in
                                                              ------------
escrow in accordance with Section 2.3 and the Escrow Agreement.

         (b) Payment Procedures. As soon as reasonably practicable after the
             ------------------
Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which at the Effective Time represented Shares (the "Certificates"), the following documents: (i) a letter of transmittal (which
 ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as GGC, CytRx and the Payment Agent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled, subject to Section 2.3, to receive in exchange therefor the Merger Consideration payable with respect to the Shares represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, or a Certificate has been destroyed or stolen, an affidavit of loss thereof (together with an appropriate indemnity and bond and any other document necessary to evidence and effect such bona fide transfer, if CytRx so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to CytRx and the Payment Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Shares which is not registered in the transfer records of GGC, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate (other than Dissenting Shares to which statutory dissenters' rights have been perfected as provided in Section 2.1(d)) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto subject to Sections 2.3 and Article VIII. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. CytRx and the Payment Agent shall not be obligated to deliver any Merger Consideration until a holder of Shares surrenders such holder's Certificate or Certificates of Shares for exchange in accordance with this Section 2.2(b).

         (c) No Further Ownership Rights in the Shares. The Merger Consideration
             -----------------------------------------
(as may be adjusted by Sections 2.3, 2.5 and Article VIII) paid with respect to the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to applicable law in the case of Dissenting Shares. No dividend or other distribution payable to the holders of record of CytRx Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in this Article II.

         (d) No Liability. If any Certificates shall not have been surrendered
             ------------
prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Regulatory Authority), any cash or other property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, CytRx or the Payment Agent shall be liable to any holder of a Certificate or the Shares represented thereby for any Merger Consideration delivered in respect of such Certificate or the Shares represented thereby to a public official pursuant to any abandoned property, escheat or other similar law.

         (e) Withholding Rights. CytRx or the Payment Agent shall be entitled to
             ------------------
deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Shares represented thereby such amounts (if any) as CytRx or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or
                               ----
foreign tax Law. To the extent that amounts are so withheld by CytRx or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by CytRx or the Payment Agent.

         2.3 Escrow Agreement. At Closing, CytRx, the Escrow Agent and the GGC
             ----------------
Shareholder Representative shall enter into an escrow agreement in the form attached hereto as Exhibit 2.3 (the "Escrow Agreement"). Promptly after the
                                     ----------------
Effective Time, each GGC Escrowee will be deemed to have received and consented to the deposit of the Secondary Merger Consideration with the Escrow Agent to be held in escrow in accordance with the terms of the Escrow Agreement.

         2.4  Stock Options and Warrants with Respect to Shares.
              -------------------------------------------------

         (a) GGC shall take all actions necessary pursuant to the terms and provisions of any outstanding options or warrants to acquire shares of its capital stock, or otherwise, to cause the following: (i) all outstanding options or warrants to acquire shares of GGC capital stock granted by GGC (the "GGC
                                                                        ---
Stock Options") shall be exercisable in full immediately prior to the Effective
-------------
Time and (ii) all GGC Stock Options that are not exercised one day prior to the Effective Time will terminate and expire as of the Effective Time, except for those options or warrants granted by GGC to Steven A. Kriegsman, Clifford H. Pearson, Steve K. Wasserman, David B. Casselman, Leonard J. Comden, Leonard P. Ruiz, Jr., Elliott J. Cody and Jeffrey L. Davidson (copies of which are attached hereto as Exhibit 2.4) (the "Converting Options"), which shall be treated as set
                             ------------------
forth in subparagraph (b) below. GGC shall give written notice to the holders of all GGC Stock Options of the foregoing. All actions required to be taken pursuant to this Section 2.4 with respect to GGC Stock Options has been, or prior to the Effective Time will be, taken by GGC.

         (b) At the Effective Time, the Converting Options shall be converted into and become an option to purchase CytRx Common Stock, and CytRx shall assume each Converting Option, in accordance with its terms, except that from and after the Effective Time, (i) each

Converting Option assumed by CytRx hereunder may be exercised solely for shares of CytRx Common Stock, (ii) the number of shares of CytRx Common Stock subject to such Converting Option shall be equal to the number of shares of GGC common stock subject to such Converting Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Converting Option shall be adjusted by dividing the per share exercise price under each such Converting Option by the Exchange Ratio and rounding up to the nearest cent. CytRx shall not be obligated to issue any fraction of a share of CytRx Common Stock upon exercise of Converting Options and any fraction of a share of CytRx Common Stock that otherwise be subject to a Converting Option shall rounded to the nearest whole share.

         2.5 Accrued GGC Liabilities; Adjustment to Merger Consideration. At
             -----------------------------------------------------------
Closing, GGC shall deliver a certificate (the "Closing Liabilities Certificate")
                                               -------------------------------
signed by the chief executive officer and chief financial officer of GGC, certifying as to GGC's good faith estimate as to the amount of liabilities of GGC accrued but unpaid at Closing (other than liabilities for (i) the Audit Expenses (as defined in Section 5.1(b)) and (ii) the fees, costs and expenses of Wasserman, Comden, Casselman & Pearson LLP, which will be handled in accordance with the Letter Agreement). To the extent that such estimate exceeds $5,000, the number of shares of CytRx Common Stock issuable as Merger Consideration hereunder at Closing shall be reduced by a number of shares (rounded to the nearest whole share) that, when multiplied by the Average Closing Price (as defined in Section 8.5(c)) equals the amount of such accrued but unpaid liabilities. If the Merger Consideration is adjusted downwards in accordance with this Section 2.5, the reduced number of shares (instead of 9,962,881) shall be the number used to determine the Exchange Ratio in Section 2.1(a).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of GGC. GGC represents and warrants
             -------------------------------------
to CytRx and Merger Sub that, except as specifically disclosed in the letter dated the date hereof and delivered by GGC to CytRx simultaneously with the execution and delivery of this Agreement (the "GGC Disclosure Letter"):
                                               ---------------------

(a) Organization, Standing and Power. GGC is a corporation duly organized,
    --------------------------------
validly existing and in good standing under the laws of the state of California, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification or license necessary, other than in such jurisdictions where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect on GGC. Blizzard is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. GGC has made available to CytRx true and complete copies of its articles of incorporation and by-laws, each as amended and in effect as of the date of this Agreement. Such articles of incorporation and by-laws are in full force and effect, and GGC is not in violation of any provision of its articles of incorporation or by-laws. The minute book of GGC has been made available to CytRx for its review and the minutes contained therein are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect all amendments thereto and all proceedings of the board of directors (including any and all committees of the board of directors) and the shareholders of GGC

(b)      Capital Structure.
         -----------------

                  (i) The authorized capital stock of GGC consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). There are no shares of Preferred Stock issued or
            ---------------
outstanding. There are (A) 12,206,853 shares of GGC common stock outstanding,
(B) 1,274,701 shares of GGC common stock authorized and reserved for issuance upon the exercise of outstanding GGC Stock Options and (C) no shares of GGC common stock held by GGC in its treasury. Schedule 3.1(b)(i) to the GGC
                                          ------------------
Disclosure Letter sets forth a true and complete list of all granted or outstanding GGC Stock Options (including the Converting Options), including the holders thereof, the exercise prices and the vesting schedules therefor.

                  (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which shareholders of GGC may vote ("Voting
                                                                      ------
Debt") are issued or outstanding.
----

                  (iii) All outstanding shares of GGC's capital stock are validly issued, fully paid and nonassessable and were issued free of preemptive rights (contractual or otherwise) and in compliance with applicable securities Laws. All shares of GGC common stock subject to issuance upon the exercise of GGC Stock Options will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

                  (iv) Except as set forth in Section 3.1(b)(i), there are no shares of capital stock or other equity securities of GGC outstanding and no Equity Rights relating to the capital stock of GGC. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance of any securities of GGC.

                  (v) The authorized capital stock of Blizzard consists of (i) 10,000,000 shares of common stock, of which 3,251,109 shares are issued and outstanding as of the date of this Agreement and not more than 3,251,109 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock of Blizzard are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of Blizzard has been issued in violation of any preemptive rights (contractual or otherwise) of the current or past shareholders of Blizzard. Except as set forth in Schedule 3.1(b)(v) to the GGC Disclosure
                                 ------------------
Letter, there are no shares of capital stock or other equity securities of Blizzard outstanding and no outstanding Equity Rights relating to the capital stock of Blizzard. Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or

Equity Right for the purchase, subscription or issuance of any securities of Blizzard. As of the date hereof, GGC holds, of record and beneficially, 1,300,444 shares of Blizzard common stock.

         (c)  Authority.
              ---------

                  (i) GGC has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of GGC, subject to approval of the GGC shareholders. This Agreement has been duly executed and delivered by GGC and constitutes a valid and binding obligation of GGC enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (ii) Neither the execution and delivery of this Agreement by GGC, nor the consummation by GGC of the transactions contemplated hereby, nor compliance by GGC with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of the certificate or articles of incorporation or bylaws of any GGC Entity or any resolution adopted by the board of directors or the shareholders of any GGC Entity, or (ii) except as disclosed in Schedule 3.1(c)(ii) of the GGC Disclosure Letter, constitute or result in a
   -------------------
Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any GGC Entity under, any Contract or Permit of any GGC Entity, or (iii) subject to receipt of the requisite Consents referred to in subsection (iii) below, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any GGC Entity or any of their respective material Assets (including CytRx or any GGC Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by CytRx or any GGC Entity being reassessed or revalued by any Regulatory Authority).

                  (iii) No notice to, Consent of or filing with, any Regulatory Authority is required by or with respect to GGC in connection with the execution and delivery of this Agreement and the Certificate of Merger by GGC, the consummation by GGC of the transactions contemplated hereby and thereby, and compliance of GGC with any of the provisions hereof or thereof, except the filing of the Certificate of Merger as contemplated by Section 1.3.

         (d) Investment. There are no more than thirty-five holders of capital
             ----------
stock of GGC (each a "GGC Shareholder") that fail to qualify as an "accredited
                      ---------------
investors" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act. To the Knowledge of GGC, each GGC Shareholder is acquiring CytRx Common Stock pursuant to this Agreement for investment for such GGC Shareholder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Neither GGC nor, to the Knowledge of GGC, any GGC Shareholder, owns any right, title or interest (legal or beneficial) to any securities of a CytRx or any Equity Rights or right of any kind to have any such security issued.

         (e) Absence of Certain Changes or Events. Except as disclosed in
             ------------------------------------
Schedule 3.1(e) to the GGC Disclosure Letter, since December 31, 2001, GGC has
---------------
conducted its business only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on GGC. None of the GGC Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of GGC provided in this Agreement.

         (f) Litigation. There is no Litigation pending against, nor, to GGC's
             ----------
Knowledge, threatened against or affecting any GGC Entity or any GGC Entity's Assets, or to which any GGC Entity, or any director, officer or employee of any GGC Entity in his or her capacity as such, is a party, before or by any federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing nor, to the Knowledge of GGC, threatened orders, judgments or decrees of any court or other Regulatory Authority which specifically apply to GGC or any GGC Entity.

         (g) Financial Statements. Attached as Schedule 3.1(g)-1 to the GGC
             --------------------              -----------------
Disclosure Letter are the unaudited financial statements of GGC for the year ended December 31, 2001, which reflect the results of operations and financial condition of GGC for such period and at such date (the "GGC Financial
                                                        -------------
Statements"). The GGC Financial Statements have been prepared in accordance with
----------
GAAP consistently applied other than as indicated in Schedule 3.1(g)-2 to the
                                                     -----------------
GGC Disclosure Letter and except for the omission of notes thereto. The GGC Financial Statements present fairly the financial position of GGC as of the date indicated and present fairly the results of GGC's operations for the period then ended, and are in accordance with the books and records of GGC, which have been properly maintained and are complete and correct in all material respects. Attached as Schedule 3.1(g)-3 to the GGC Disclosure Letter are the unaudited
            -----------------
financial statements of Blizzard for the year ended December 31, 2001, which, to the Knowledge of GGC, reflect the results of operations and financial condition of Blizzard for such period and at such date (the "Blizzard Financial
                                                   ------------------
Statements"). To the Knowledge of GGC, the Blizzard Financial Statements have
----------
been prepared in accordance with GAAP consistently applied other than as indicated in Schedule 3.1(g)-4 to the GGC Disclosure Letter and except for the
             -----------------
omission of notes thereto. To the Knowledge of GGC, the Blizzard Financial Statements have been prepared from and in accordance with GGC's books and records. To the Knowledge of GGC, the Blizzard Financial Statements present fairly the financial position of Blizzard as of the date indicated and present fairly the results of Blizzard's operations for the period then ended, and are in accordance with the books and records of Blizzard, which have been properly maintained and are complete and correct in all material respects.

         (h) Absence of Undisclosed Liabilities. GGC has no, and, to the
             ----------------------------------
Knowledge of GGC, no other GGC Entity has any, Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on GGC, except Liabilities which are accrued or reserved against in the balance sheet of GGC as of December 31, 2001 included in the GGC Financial Statements or the balance sheet of Blizzard as of December 31, 2001, included in the Blizzard Financial Statements delivered prior to the date of this Agreement. Neither GGC nor, to the Knowledge of GGC, any other GGC Entity has incurred or paid any Liability since December

31, 2001, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on GGC or (ii) in connection with the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.1(h) to the GGC Disclosure
                                  ---------------
Letter, neither GGC nor, to the Knowledge of GGC, any other GGC
Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability or any Person for any amount in excess of $10,000.

         (i) Compliance with Laws. Neither GGC nor, to the Knowledge of GGC, any
             --------------------
other GGC Entity has been or currently is in violation of any applicable local, state or federal Law, Order or any other requirement of any Regulatory Authority, affecting or relating to any GGC Entity or any GGC Entity assets. Neither GGC nor, to the Knowledge of GGC, any other GGC Entity is subject to any fine, penalty, Liability or disability as the result of a failure to comply with any requirement of federal, state or local Law nor has any GGC Entity received any notice of such noncompliance, affecting or relating to any GGC Entity.

         (j)  Tax Matters.
              -----------

                  (i) GGC and, to the Knowledge of GGC, each other GGC Entity have timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. All Taxes of GGC and, to the Knowledge of GGC, of each other GGC Entity, whether or not shown on any Tax Return, have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of GGC and, to the Knowledge of GGC, there are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any other GGC Entity. No claim has ever been made by an authority in a jurisdiction where GGC does not file a Tax Return that GGC may be subject to Taxes by that jurisdiction and, to the Knowledge of GGC, no claim has ever been made by an authority in a jurisdiction where any other GGC Entity does not file a Tax Return that such GGC Entity may be subject to Taxes by that jurisdiction.

                  (ii) GGC has not received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of GGC or the Assets of GGC. None of the other GGC Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any other GGC Entity or the Assets of any other GGC Entity. No officer or employee responsible for Tax matters of GGC or, to the Knowledge of GGC, of any other GGC Entity expects any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. Neither GGC nor, to the Knowledge of GGC, any other GGC Entity has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

                  (iii) GGC, and, to the Knowledge of GGC, each other GGC Entity, has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

                  (iv) The unpaid Taxes of GGC, and, to the Knowledge of GGC, each other GGC Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such GGC Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the GGC Entities in filing their Tax Returns.

                  (v) Neither GGC nor, to the Knowledge of GGC, any other GGC Entity, is a party to any Tax allocation or sharing agreement and neither GGC nor, to the Knowledge of GGC, any other GGC Entity has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was GGC) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which GGC is parent), or as a transferee or successor, by contract or otherwise.

                  (vi) During the five-year period ending on the date hereof, neither GGC nor, to the Knowledge of GGC, any other GGC Entity was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

                  (vii) Neither GGC nor, to the Knowledge of GGC, any other GGC Entity has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code. Neither GGC nor, to the Knowledge of GGC, any other GGC Entity has been a United States real property holding corporation within the meaning of Code
Section 897(c)(1)(A)(ii). None of the GGC Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

                  (viii) GGC and, to the Knowledge of GGC, each of the other GGC Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Code Section 3406.

                  (ix) Neither GGC nor, to the Knowledge of GGC, any GGC Entity, has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

(k)      Assets.
         ------

                  (i) Except as disclosed in Schedule 3.1(k) to the GGC
                                             ---------------
Disclosure Letter or as disclosed or reserved against in the GGC Financial Statements or Blizzard Financial Statements, the GGC Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Material Adverse Effect on GGC. All tangible properties used in the GGC's businesses, and, to the Knowledge of GGC, all tangible properties used in the businesses of each of the other GGC Entities, are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with such GGC Entity's past practices.

                  (ii) All Assets which are material to GGC's business held under leases or subleases by GGC, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. To the Knowledge of GGC, all Assets which are material to each other GGC Entity's business held under leases or subleases by such GGC Entity, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                  (iii) GGC and, to the Knowledge of GGC, each other GGC Entity, have maintained and currently maintain insurance in amounts, scope, and coverage that are deemed adequate by such GGC Entity's board of directors or executive management. Neither GGC nor, to the Knowledge of GGC, any other GGC Entity, has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. To the Knowledge of GGC, there are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any GGC Entity under such policies.

                  (iv) The Assets of GGC include all Assets required to operate the business of GGC as presently conducted.

         (l)  Environmental Matters.
              ---------------------

                  (i) Each GGC Entity and its Operating Properties are, and have been, in compliance with all Environmental Laws.

                  (ii) During the period of (i) each GGC Entity's ownership or operation of any of its current properties or (ii) each GGC Entity's holding of a security interest in any Operating Property, to the Knowledge of GGC, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any GGC Entity's ownership or operation of any of their respective current properties or (ii) any GGC Entity's holding of a security interest in any Operating Property, to the Knowledge of GGC, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property or Operating Property.

         (m)  Labor Relations.
              ---------------

                  i) Neither GGC nor, to the Knowledge of GGC, any other GGC Entity, is the subject of any Litigation asserting that it or any other GGC Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other GGC Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is GGC nor, to the Knowledge of GGC, any other GGC Entity, party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to GGC's or any other GGC Entity's relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving GGC nor, to the Knowledge of GGC, any other GGC Entity, pending or threatened and there has been no such actions or disputes in the past five years. To the Knowledge of GGC, in the past five years, there has not been any attempt by any GGC Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any GGC Entity. The employment of each employee and the engagement of each independent contractor of GGC is terminable at will by GGC without any penalty, liability or severance obligation incurred by GGC. GGC will not owe any amounts to any of its employees or independent contractors as of the Closing Date, including any amounts incurred for any wages, bonuses, vacation pay, sick leave, contract notice periods, change of control payments or severance obligations.

                  ii) All of GGC's employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

         (n) Employee Benefit Plans. GGC has never had and currently does not
             ----------------------
have any Employee Benefit Plans.

         (o) Material Contracts. Except as disclosed on Schedule 3.1(o) of the
             ------------------                         ---------------
GGC Disclosure Letter or otherwise reflected in the GGC Financial Statements, neither GGC, nor any of its Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, (ii) any Contract relating to the borrowing of money by GGC or the guarantee by GGC of any such obligation (other than Contracts evidencing trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business),
(iii) any Contract which prohibits or restricts GGC from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among GGC and the other GGC Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course), (vii) any Contract material to GGC's business or (viii) any Contract relating to GGC's capital stock (collectively, the "GGC Contracts"). With
                                                    -------------
respect to each GGC Contract and except as disclosed in Schedule 3.1(o) to the
                                                        ---------------
GGC Disclosure Letter: (A) the Contract is in full force and effect; (B) GGC is not in Default thereunder; (C) GGC has not repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of GGC, in Default in any respect or has repudiated or waived any material provision thereunder. All of the indebtedness of GGC for money borrowed is prepayable at any time by GGC without penalty or premium.

         (p)  Intellectual Property.
              ---------------------

                  (i) To the Knowledge of GGC, Schedule 3.1(p)(i) to the GGC
                                               ------------------
Disclosure Letter contains a true and complete list of all Intellectual Property owned by, registered in the name of or used by any GGC Entity in its business or for which application has been made. To GGC's Knowledge, each GGC Entity owns or has a license to use all of the Intellectual Property used by such GGC Entity in the course of its business, including sufficient rights in each copy possessed by each GGC Entity. To the Knowledge of GGC, each GGC Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such GGC Entity in connection with such GGC Entity's business operations, and such GGC Entity has the right to convey by sale or license any Intellectual Property so conveyed. To GGC's Knowledge, no GGC Entity is in Default under any of its Intellectual Property licenses. To the Knowledge of GGC, no proceedings have been instituted or are pending or threatened, which challenge the rights of any GGC Entity with respect to Intellectual Property used, sold or licensed by such GGC Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To GGC's Knowledge, the conduct of the business of the GGC Entities does not infringe any Intellectual Property of any other person. To GGC's Knowledge, except as disclosed in Schedule 3.1(p)(i) to the GGC Disclosure
                                        ------------------
Letter, every officer, director, or employee of any GGC Entity is a party to a Contract which requires such officer, director or employee to assign any interest in any Intellectual Property to a GGC Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a GGC Entity. GGC and, to GGC's Knowledge, each other GGC Entity has taken all reasonable precautions to preserve and document its trade secrets and to protect the secrecy, confidentiality and value of its trade secrets.

                  (ii) Blizzard is the sole owner or has the exclusive perpetual right to use, without consideration, all Intellectual Property necessary to conduct its business as currently conducted and as currently contemplated to be conducted in the future (the "Blizzard Intellectual Property"), free and clear
                              ------------------------------
of any Lien or Liability. Blizzard has not granted or licensed to any person or entity any rights with respect to any Blizzard Intellectual Property and no other Person has any rights in or to any of the Blizzard Intellectual Property. The rights of Blizzard in and to any of the Blizzard Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby. To GGC's Knowledge, the Blizzard Intellectual Property does not infringe and is not alleged to have infringed any trademark, copyright, patent or other proprietary right of any person. To GGC's Knowledge, each item of Blizzard Intellectual Property is valid and enforceable and there are no infringements of Blizzard's rights in and to the Blizzard Intellectual Property by any person or entity. To GGC's Knowledge, Blizzard has not entered into any consent, indemnification, forbearance to sue or settlement agreement with any person or entity relating to any item of Blizzard Intellectual Property or those of any person or entity.

         (q) Reports. Since the date of organization, GGC and, to the Knowledge
             -------
of GGC, each other GGC Entity, has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities. To GGC's Knowledge, as of their respective dates, each of such reports complied in all material respects with all applicable Laws.

         (r) Statements True and Correct.
             ---------------------------

                  (i) To GGC's Knowledge, no statement, certificate, instrument, or other writing furnished or to be furnished by any GGC Entity or any Affiliate thereof to CytRx pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) None of the information supplied or to be supplied by any GGC Entity or any Affiliate thereof for inclusion in (i) the Proxy Statement to be mailed to CytRx stockholders in connection with the CytRx Stockholders' Meeting, (ii) any materials to be delivered to GGC Shareholders in connection with the GGC Shareholders Meeting, or (iii) any other documents to be filed by a GGC Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed or delivered, and with respect to the Proxy Statement, when first mailed to the stockholders of CytRx, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the CytRx Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CytRx Stockholders' Meeting.

                  (iii) All documents that any GGC Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         (s) GGC Subsidiaries. Except as set forth in Schedule 3.1(s) to the GGC
             ----------------                         ---------------
Disclosure Letter, GGC has not owned and does not currently own, directly or indirectly, of record, beneficially or equitably, any capital stock or other equity, ownership or proprietary interest in any corporation, partnership, limited liability company, association, trust, joint venture or other entity. Set forth in Schedule 3.1(s) to the GGC Disclosure Letter is a listing of all
             ---------------
predecessor companies of GGC, including the names of any entities from whom GGC previously acquired material assets, and any other entity of which GGC has been a subsidiary or division. Except as listed on Schedule 3.1(s) to the GGC
                                              ---------------
Disclosure Letter, GGC has not sold or disposed of, by way of asset sale, stock sale, spin-off or otherwise, any material assets or business of GGC.

         (t) Blizzard Stock Purchase Agreement. Blizzard is not in breach of or
             ---------------------------------
in Default under that certain Stock Purchase Agreement dated November 15, 2000 between GGC and Blizzard.

         3.2 Representations and Warranties of CytRx and Merger Sub. CytRx and
             ------------------------------------------------------
Merger Sub, jointly and severally, represent and warrant to GGC that, except as disclosed in (i) the letter dated the date hereof and delivered by CytRx and Merger Sub to GGC simultaneously with the execution and delivery of this Agreement (the "CytRx Disclosure Letter") or (ii) the CytRx SEC Documents (as
                -----------------------
defined in Section 3.2(g)):

         (a) Organization, Standing and Power. CytRx is a corporation, duly
             --------------------------------
organized, validly existing and in good standing under the laws of the state of Delaware and Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of the state of California. Each of CytRx and Merger Sub has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or license necessary, other than in such jurisdictions where the failure to be so qualified or licenses would not, individually or in the aggregate, have a Material Adverse Effect on CytRx or Merger Sub.

(b)      Authority.
         ---------

                  (i) CytRx and Merger Sub have all requisite corporate power and authority to enter into, deliver and perform this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the issuance of the Merger Consideration by the CytRx stockholders. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CytRx or Merger Sub, as the case may be, subject to the approval of the issuance of the Merger Consideration by the CytRx stockholders. Subject to such stockholder approval, this Agreement has been duly executed and delivered by CytRx and Merger Sub and constitutes a valid and binding obligation of CytRx or Merger Sub, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  (ii) Neither the execution and delivery of this Agreement by CytRx or Merger Sub, nor the consummation by CytRx or Merger Sub of the transactions contemplated hereby, nor compliance by CytRx or Merger Sub with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of any CytRx Entity's certificate or articles of incorporation or bylaws or any resolution adopted by the board of directors or the shareholders of any CytRx Entity, or (ii) except as disclosed in Schedule 3.2(b)(ii) of the
                                                    -------------------
CytRx Disclosure Letter, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CytRx Entity, any Contract or Permit of any CytRx, or, (iii) subject to receipt of the requisite Consents referred to in subsection (iii) below, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any CytRx Entity or any of their respective material Assets (including any CytRx Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any CytRx Entity being reassessed or revalued by any Regulatory Authority).

                  (iii) No notice to, Consent of or filing with, any Regulatory Authority is required by or with respect to CytRx or Merger Sub in connection with the execution and delivery of this Agreement by CytRx and Merger Sub, the consummation by CytRx or Merger Sub, as the case may be, of the transactions contemplated hereby, and compliance by CytRx and Merger Sub with any of the provisions hereof, except (A) in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws and the rules of the Nasdaq National Market, and notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and (B) the filing of the Certificate of Merger as contemplated by Section 1.3.

         (c) Interim Operations of Merger Sub. Merger Sub was incorporated on
             --------------------------------
February 6, 2002, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         (d) Absence of Certain Changes or Events. Except as contemplated by
             ------------------------------------
this Agreement or as disclosed in Schedule 3.2(d) to the CytRx Disclosure
                                  ---------------
Letter, since December 31, 2001, CytRx has conducted its businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CytRx. None of the CytRx Entities has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CytRx provided in this Agreement.

         (e) Litigation. Except as set forth on Schedule 3.2(e) to the CytRx
             ----------                         ---------------
Disclosure Letter, there is no Litigation pending against, or, to CytRx's Knowledge, threatened against or affecting any CytRx Entity or any CytRx Entity's Assets, or to which any CytRx Entity, or any director, officer or employee of any CytRx Entity in his or her capacity as such, is a party, before or by any federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the Knowledge of CytRx, threatened orders, judgments or decrees of any court or other Regulatory Authority which specifically apply to CytRx.

         (f) Intellectual Property. Except as set forth on Schedule 3.2(f) to
             ---------------------                         ---------------
the CytRx Disclosure Letter, CytRx is the sole owner or has the exclusive perpetual right to use, without consideration, all Intellectual Property and any other intangible asset listed on Schedule
                                                                   --------
3.2(f) of the CytRx Disclosure Letter (collectively, the "CytRx Intellectual
------                                                    ------------------
Property"), free and clear of any Lien or Liability. Except as set forth on
--------
Schedule 3.2(f) to the CytRx Disclosure Letter, CytRx has not granted or
---------------
licensed to any person or entity any rights with respect to the CytRx Intellectual Property and no other Person has any rights in or to any of the CytRx Intellectual Property (including, without limitation, any rights to market or distribute any of the CytRx Intellectual Property). The rights of CytRx in and to any of the CytRx Intellectual Property will not be limited or otherwise affected by reason of any of the transactions contemplated hereby. To the Knowledge of CytRx, the CytRx Intellectual Property does not infringe and is not alleged to have infringed any trademark, copyright, patent or other proprietary right of any person. To the Knowledge of CytRx, each item of CytRx Intellectual Property is valid and enforceable and there are no infringements of CytRx's rights in and to the CytRx Intellectual Property by any person or entity. To the Knowledge of CytRx, CytRx has not entered into any consent, indemnification, forbearance to sue or settlement agreement with any person or entity relating to any item of CytRx Intellectual Property or those of any person or entity. CytRx has taken all reasonable precautions to preserve and document its trade secrets and to protect the secrecy, confidentiality and value of its trade secrets.

         (g)  SEC Documents.
              -------------

                  (i) CytRx has made available to GGC (through reference to documents filed by EDGAR or otherwise), accurate and complete copies of each report, schedule, registration statement and definitive proxy statement filed by CytRx with the SEC between December 31, 1997 and the date hereof (as such documents have since the time of their filing been amended, the "CytRx SEC
                                                                 ---------
Documents"), which are all the documents (other than preliminary material) that
---------
CytRx was required to file with the SEC since such date until the date hereof. As of their respective dates, (i) CytRx SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CytRx SEC Documents, and (ii) none of the CytRx SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Except as disclosed in Schedule 3.2(g)(ii) to the CytRx
                                              -------------------
Disclosure Letter, the consolidated financial statements of CytRx included in the CytRx SEC Documents, (A) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (B) have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (C) fairly presented, in all material respects, the consolidated financial position of CytRx as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. Since December 31, 2001, except as and to the extent set forth in CytRx SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, CytRx has not incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on CytRx. All agreements, contracts and other documents required to be filed as exhibits to any of CytRx SEC Documents have been so filed.

         (h) Compliance with Laws. Neither CytRx nor any CytRx Entity has been
             --------------------
or currently is in violation of any applicable local, state or federal law, order, injunction or decree, or any other requirement of any governmental body, agency or other Regulatory Authority or court, affecting or relating to any CytRx Entity or any CytRx Entity assets. No CytRx Entity is subject to any fine, penalty, Liability or disability as the result of a failure to comply with any requirement of federal, state or local Law nor has any CytRx Entity received any notice of such noncompliance, affecting or relating to any CytRx Entity.

         (i)  Tax Matters.
              -----------

                  (i) Except as disclosed in Schedule 3.2(i)(i) to the CytRx Disclosure Letter, all CytRx Entities have timely filed with the appropriate Taxing authorities all Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all respects. All Taxes of the CytRx Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any Taxes (other than a Lien for current real property or ad valorem Taxes not yet due and payable) on any of the Assets of any of the CytRx Entities. No claim has ever been made by an authority in a jurisdiction where any CytRx Entity does not file a Tax Return that such CytRx Entity may be subject to Taxes by that jurisdiction.

                  (ii) None of the CytRx Entities has received any notice of assessment or proposed assessment in connection with any Taxes, and there are no threatened or pending disputes, claims, audits or examinations regarding any Taxes of any CytRx Entity or the assets of any CytRx Entity. No officer or employee responsible for Tax matters of any CytRx Entity expects any Regulatory Authority to assess any additional Taxes for any period for which Tax Returns have been filed. None of the CytRx Entities has waived any statute of limitations in respect of any Taxes or agreed to a Tax assessment or deficiency.

                  (iii) Each CytRx Entity has complied with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee or independent contractor, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions under foreign Law.

                  (iv) The unpaid Taxes of each CytRx Entity (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such CytRx Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the CytRx Entities in filing their Tax Returns.

                  (v) None of the CytRx Entities is a party to any Tax allocation or sharing agreement and none of the CytRx Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was CytRx) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which CytRx is parent), or as a transferee or successor, by contract or otherwise.

                  (vi) During the five-year period ending on the date hereof, none of the CytRx Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

                  (vii) None of the CytRx Entities has made any payments, is obligated to make any payments, or is a party to any contract that could obligate it to make any payments that could be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code. CytRx has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). None of the CytRx Entities has been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

                  (viii) Each of the CytRx Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                  (ix) No CytRx Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

         (j)  Environmental Matters.
              ---------------------

                  (i) Each CytRx Entity and its Operating Properties are, and have been, in compliance with all Environmental Laws.

                  (ii) During the period of (i) any CytRx Entity's ownership or operation of any of their respective current properties or (ii) any CytRx Entity's holding of a security interest in any Operating Property, to the Knowledge of CytRx, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties. Prior to the period of (i) any CytRx Entity's ownership or operation of any of their respective current properties or
(ii) any CytRx Entity's holding of a security interest in any Operating Property, to the Knowledge of CytRx, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property or Operating Property.

         (k)      Employee Benefit Plans.
                  ----------------------

                  (i) CytRx has disclosed in Schedule 3.2(k)(i) to the CytRx
                                             ------------------
Disclosure Letter, and has delivered or made available to GGC prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CytRx Entity or ERISA Affiliate thereof for the benefit of employees, former employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CytRx Benefit Plans") and (ii) a
                                                -------------------
list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which the CytRx Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the CytRx Benefit Plans which is an "employee pension benefit plan," as that term is defined in ERISA Section 3(2), is referred to herein as a "CytRx ERISA Plan."
                                                           ----------------
Each CytRx ERISA Plan which is also a "defined benefit plan" (as defined in Internal Revenue Code Section 414(j)) is referred to herein as a "CytRx Pension
                                                                  -------------
Plan."
----

                  (ii) Each CytRx Benefit Plan is in compliance with the terms of such CytRx Benefit Plan, in compliance with the applicable requirements of the Code, in material compliance with the applicable requirements of ERISA, and in compliance with any other applicable Laws. CytRx has not received any communication (written or unwritten) from any government agency questioning or challenging the compliance of any CytRx Benefit Plan with applicable Laws. No CytRx Benefit Plan is currently being audited by a governmental agency for compliance with applicable Laws or has been audited with a determination by the governmental agency that the Employee Benefit Plan failed to comply with applicable Laws.

                  (iii) There has been no oral or written representation or communication with respect to any aspect of the Employee Benefit Plans made to employees of the CytRx which is not in accordance with the written or otherwise preexisting terms and provisions of such plans. There are no unresolved claims or disputes under the terms of, or in connection with, the CytRx Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any CytRx Benefit Plan.

                  (iv) All CytRx Benefit Plan documents and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the CytRx Benefit Plans are correct and complete, have been timely filed with the IRS, the DOL or distributed to participants of the CytRx Benefit Plans (as required by Law), and there have been no changes in the information set forth therein.

                  (v) No "party in interest" (as defined in ERISA Section 3(14)) or "disqualified person" (as defined in Internal Revenue Code Section 4975(e)(2)) of any CytRx Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Internal Revenue Code Section 4975(c) or ERISA
Section 406).

                  (vi) No Liability under Title IV of ERISA has been or is expected to be incurred by CytRx or its ERISA Affiliates and no event has occurred that could reasonably result in Liability under Title IV of ERISA being incurred by CytRx or its ERISA Affiliates with respect to any ongoing, frozen, or terminated single-employer plan of CytRx or the single-employer plan of any ERISA Affiliate. There has been no "reportable event," within the meaning of ERISA Section 4043 for which the 30-day reporting requirement has not been waived by any ongoing, frozen, or terminated single employer plan of CytRx or of an ERISA Affiliate.

                  (vii) Except as disclosed in Schedule 3.1(k)(vii) to the CytRx
                                               --------------------
Disclosure Letter, no CytRx Entity has any Liability for retiree health and life benefits under any of the CytRx Benefit Plans and there are no restrictions on the rights of such CytRx Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code Section 4980B. No Tax under Code Sections 4980B or 5000 has been incurred with respect to any CytRx Benefit Plan and no circumstance exists which could give rise to such Taxes.

                  (viii) Except as disclosed in Schedule 3.1(k)(viii) to the
                                                ---------------------
CytRx Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any CytRx Entity from any CytRx Entity under any CytRx Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any CytRx Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                  (ix) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CytRx Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Code Section 412 or ERISA Section 302, have been fully reflected on the CytRx Financial Statements to the extent required by and in accordance with GAAP.

                  (x) All individuals who render services to any CytRx Entity and who are authorized to participate in a CytRx Benefit Plan pursuant to the terms of such CytRx Benefit Plan are in fact eligible to and authorized to participate in such CytRx Benefit Plan. All individuals participating in (or eligible to participate in) any CytRx Benefit Plan are common-law employees of a CytRx Entity.

                  (xi) On or after September 26, 1980, neither CytRx nor any of its ERISA Affiliates has had an "obligation to contribute" (as defined in ERISA
Section 4212) to a "multiemployer plan" (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

         l. Material Contracts. With respect to each Contract filed as an
            ------------------
exhibit to the CytRx Annual Report on Form 10-K filed for the year ending December 31, 2000 or any CytRx SEC Document filed between the date thereof and the date hereof, (A) such Contract is in full force and effect; (B) no CytRx Entity is in Default thereunder; (C) no CytRx Entity has repudiated or waived any material provision of any such Contract; and (D) no other party to any such Contract is, to the Knowledge of CytRx, in Default in any respect or has repudiated or waived any material provision thereunder.

         m.  Statements True and Correct.
             ---------------------------

                  (i) To CytRx's Knowledge, no statement, certificate, instrument, or other writing furnished or to be furnished by any CytRx Entity or any Affiliate thereof to CytRx pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) None of the information supplied or to be supplied by any CytRx Entity or any Affiliate thereof for inclusion in (i) the Proxy Statement to be mailed to CytRx stockholders in connection with the CytRx Stockholders' Meeting, (ii) any materials to be delivered to GGC Shareholders in connection with the GGC Shareholder Meeting, and (iii) any other documents to be filed by a CytRx Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed or delivered, and with respect to the Proxy Statement, when first mailed to the stockholders of CytRx, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the CytRx Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CytRx Stockholders' Meeting.

                  (iii) All documents that any CytRx Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         n. Rights Agreements. CytRx has taken all necessary action (including,
            -----------------
if required, redeeming all of the outstanding CytRx Rights or amending or terminating the CytRx Rights Agreement) so that the entering into of this Agreement and consummation of the Merger and the other transactions contemplated hereby do not and will not result in any Person becoming able to exercise any CytRx Rights under the CytRx Rights Agreement or enabling or requiring the CytRx Rights to be separated from the shares of CytRx Common Stock to which they are attached or to be triggered or to become exercisable.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         4.1 Covenants of GGC. During the period from the date of this Agreement
             ----------------
and continuing until the Effective Time, GGC agrees that (except as expressly contemplated or permitted by this Agreement or to the extent that CytRx shall otherwise consent in writing):

         (a) Ordinary Course. GGC shall conduct its business in the usual,
             ---------------
regular and ordinary course and use commercially reasonable efforts to preserve intact its present business organization, maintain its rights and preserve its relationships with employees, officers, customers, suppliers and others having business dealings with them. GGC shall maintain in force all insurance policies and Consents with respect to GGC and shall maintain all assets and properties in customary repair, order and condition, reasonable wear and tear excepted. GGC shall not (i) enter into any new material line of business or (ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the GGC Disclosure Letter. GGC will comply with all applicable Laws wherever its business is conducted.

         (b) Dividends; Changes in Stock. GGC shall not (i) declare or pay any
             ---------------------------
dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Issuance of Securities. GGC shall not issue, deliver or sell, or
             ----------------------
authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of GGC common stock pursuant to exercises of GGC Stock Options that are outstanding as of the date hereof and set forth in
Section 3.1(b)(i).

         (d) Governing Documents. GGC shall not amend or propose to amend its
             -------------------
articles of incorporation, by-laws or other governing instruments except in furtherance of the consummation of the transactions contemplated in this Agreement and to the extent such amendment or proposed amendment does not have a Material Adverse Effect on GGC.

         (e) No Acquisitions. GGC shall not (i) acquire or agree to acquire by
             ---------------
merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to GGC.

         (f) No Dispositions. GGC shall not sell, lease, encumber or otherwise
             ---------------
dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including any shares of capital stock of Blizzard), except as disclosed in the GGC Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

         (g) Indebtedness. GGC shall not (i) incur any indebtedness for borrowed
             ------------
money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of GGC or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, or (y) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

         (h) Other Actions. GGC shall not take any action that would, or might
             -------------
reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of the parties hereto to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e) and GGC shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to CytRx, and GGC shall use its best efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

         (i) Advice of Changes. GGC shall confer on a regular basis with CytRx,
             -----------------
report on operational matters and promptly advise CytRx, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of GGC contained herein.

         (j) Accounting Methods. GGC shall not change its methods of accounting
             ------------------
in effect at January 1, 2002.

         (k) Benefit Plans. During the period from the date of this Agreement
             -------------
and continuing until the Effective Time, GGC agrees that it will not, without the prior written consent of CytRx except as set forth in GGC Disclosure Letter,
(i) enter into or adopt any employee benefit plan or any agreement, arrangement, plan or policy between GGC, on the one hand, and one or more of its employees, directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to GGC, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of GGC of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

         (l) Tax Elections. Except in the ordinary course of business and
             -------------
consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, GGC shall not make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax claim or liability or amend any previously filed Tax Return in any respect.

         (m) No Acquisitions of CytRx Common Stock. GGC shall not acquire any
             -------------------------------------
shares of CytRx Common Stock prior to the Effective Time. If GGC has Knowledge that any GGC Shareholder acquires shares of CytRx Common Stock prior to the Effective Time, GGC shall promptly notify CytRx of such fact in writing.

         4.2 Covenants of CytRx and Merger Sub. Except as expressly contemplated
             ---------------------------------
by this Agreement, as set forth in the CytRx Disclosure Letter or as may be required for the Board to discharge its fiduciary duties to its stockholders under applicable Law, after the date hereof and prior to the Effective Time, without the prior written consent of GGC:

         (a) Ordinary Course. CytRx shall conduct its business in the usual,
             ---------------
regular and ordinary course and use commercially reasonable efforts to preserve intact its present business organization, maintain its rights and preserve its relationships with customers, suppliers and others having business dealings with them. CytRx shall maintain in force all insurance policies and Consents with respect to CytRx and shall maintain all assets and properties in customary repair, order and condition, reasonable wear and tear excepted. CytRx shall not
(i) enter into any new material line of business or (ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the CytRx Disclosure Letter. CytRx will comply with all applicable Laws wherever its business is conducted.

         (b) Dividends; Changes in Stock. CytRx shall not (i) declare or pay any
             ---------------------------
dividends on or make other distributions in respect of any of its capital stock,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

         (c) Issuance of Securities. CytRx shall not issue, deliver or sell, or
             ----------------------
authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of CytRx Common Stock (i) pursuant to exercises of CytRx warrants and stock options that are outstanding as of the date hereof, (ii) in satisfaction of severance obligations to employees and officers or (iii) to pay the fees and expenses of Cappello Capital Corp.

         (d) Governing Documents. Except as expressly contemplated hereby, CytRx
             -------------------
shall not amend or propose to amend its certificate of incorporation, by-laws or other governing instruments, except in furtherance of the consummation of the transactions contemplated in this Agreement and to the extent such amendment or proposed amendment does not have a Material Adverse Effect on CytRx.

         (e) No Acquisitions. CytRx shall not (i) acquire or agree to acquire by
             ---------------
merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to CytRx.

         (f) No Dispositions. CytRx shall not sell, lease, encumber or otherwise
             ---------------
dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of its Subsidiaries), except as disclosed in the CytRx Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

         (g) Indebtedness. CytRx shall not (i) incur any indebtedness for
             ------------
borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of CytRx or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, or
(y) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

         (h) Other Actions. CytRx shall not take any action that would, or might
             -------------
reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of the parties hereto to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e) and CytRx shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to GGC, and CytRx shall use commercially reasonable efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

         (i) Advice of Changes. CytRx shall confer on a regular basis with GGC,
             -----------------
report on operational matters and promptly advise GGC, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of CytRx contained herein.

         (j) Accounting Methods. CytRx shall not change its methods of
             ------------------
accounting in effect at January 1, 2002, except as required by changes in GAAP as concurred on by CytRx's independent auditors.

         (k) Benefit Plans. During the period from the date of this Agreement
             -------------
and continuing until the Effective Time, CytRx agrees that it will not, without the prior written consent of GGC except as set forth in CytRx Disclosure Letter,
(i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between CytRx, on the one hand, and one or more of its employees, directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to CytRx, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of CytRx of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

         (l) Tax Elections. Except in the ordinary course of business and
             -------------
consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, CytRx shall not make any material Tax election or settle or compromise any material federal, state, local or foreign income Tax claim or liability or amend any previously filed Tax Return in any respect.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

5.1 Preparation of the Proxy Statement; Financial Statements and Other
----------------------------------------------------------------------
Information; Preparation of GGC Shareholder Materials.
------------------------------------------------------

         (a) CytRx shall as promptly as practicable (but subject to the completion of the GGC Proxy Statement Financial Statements) prepare and file a proxy or information statement relating to the CytRx Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy
                                                                      -----
Statement") with the SEC and will use commercially reasonable efforts to respond
---------
to the comments of the SEC and to cause the Proxy Statement to be mailed to CytRx's stockholders at the earliest practical time. CytRx will notify GGC promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply GGC with copies of all correspondence between CytRx or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the CytRx Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, CytRx will promptly prepare and mail to its stockholders such an amendment or supplement. CytRx will not mail any Proxy Statement, or any amendment or supplement thereto, to which GGC reasonably objects. GGC shall cooperate with CytRx in the preparation of the Proxy Statement and will provide any information or documents reasonably requested by CytRx for inclusion in the Proxy Statement. CytRx shall include in the Proxy Statement reasonable disclosure regarding the anticipated cash balance of CytRx at Closing (assuming that the Closing occurs on May 31, 2002) and the assumptions made by CytRx in determining such anticipated cash balance.

         (b) GGC shall prepare, and cooperate with CytRx and its accountants and other representatives in the preparation of, all financial statements and other financial information required by the Exchange Act and the proxy statement rules to be included in the Proxy Statement (the "GGC Proxy Statement Financial
                                            -----------------------------
Statements"). At Closing, CytRx shall pay up to $25,000 of the costs, fees and
----------
expenses incurred by GGC for any audit (the "Audit Expenses") of GGC required to
                                             --------------
be conducted to prepare the GGC Proxy Statement Financial Statements.

         (c) GGC shall as promptly as practicable prepare materials to be provided to the GGC Shareholders in connection with the GGC Shareholders Meeting and cause such materials to be mailed to the GGC Shareholders at the earliest practical time. Such materials shall include, without limitation: (i) copies of certain CytRx SEC Documents as requested by CytRx, (ii) copies of this Agreement and the other agreements contemplated hereby and (iii) investor questionnaires and other documents that CytRx reasonably requests the GGC Shareholders to execute and deliver in connection with the Merger. If at any time prior to the GGC Shareholders Meeting there shall occur any event that requires additional or revised materials to be sent to the GGC Shareholders, GGC and CytRx will promptly prepare and mail to the GGC Shareholders such additional or revised materials. GGC will not mail any materials to the GGC Shareholders to which CytRx reasonably objects. GGC will take all actions reasonably requested by CytRx, including delivering documents to and gathering responses from the GGC Shareholders in connection with satisfying CytRx of the availability of applicable securities Laws exemptions from registration for the issuance of the Merger Consideration hereunder.

         5.2 Meetings.
             --------

         (a) CytRx shall call a stockholders' meeting to be held as promptly as practicable for the purpose of voting upon (i) the issuance of the Merger Consideration, (ii) the amendment of CytRx's certificate of incorporation as contemplated in this Agreement and (iii) all ordinary annual meeting matters, including, but not limited to, election of directors and ratification of auditors (the "CytRx Stockholders' Meeting"). CytRx will, through its Board,
               ---------------------------
recommend to its stockholders approval of such matters, including the composition of the post-Effective Time Board as set forth in Section 5.7 herein, unless the taking of such action would be inconsistent with the Board's fiduciary duties to its stockholders under applicable Laws. CytRx shall solicit from its stockholders entitled to vote at the CytRx Stockholders' Meeting proxies in favor of issuance of the Merger Consideration and shall take all other action necessary or, in the judgment of CytRx, helpful to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger.

         (b) GGC shall call the GGC Shareholders Meeting to be held as promptly as practicable for the purpose of voting upon the Merger. GGC will, through its board of directors, recommend to its shareholders approval of the Merger. GGC shall take all action necessary or, in the judgment of GGC, helpful to (i) secure the vote or consent of the GGC Shareholders required by the CCC or this Agreement to effect the Merger and (ii) cause its shareholders to execute and deliver to CytRx any documents reasonably requested by CytRx to be executed by the GGC Shareholders in connection with the Merger.

         5.3 Legal Conditions to Merger. Each of GGC and CytRx shall use
             --------------------------
commercially reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of CytRx described in Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Regulatory Authority and of any other public or private third party which is required to be obtained or made by such party in connection with the Merger and the transactions contemplated by this Agreement.

         5.4 Brokers or Finders. Except as disclosed to the other party in
             ------------------
writing prior to the date hereof, each of CytRx and GGC represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Independent Advisor and Cappello Capital Corp., whose fees and expenses will be paid by CytRx in accordance with CytRx's agreement with such firm(s) (a copy of each of which has been delivered to GGC by CytRx prior to the date of this Agreement).

5.5      Indemnification; Directors' and Officers' Insurance.
         ---------------------------------------------------

                  (a) As of the Effective Time, the articles of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the articles of incorporation of GGC, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of GGC. From and after the Effective Time, for a period of six years, CytRx shall (i) cause the Surviving Corporation to indemnify the directors and officers of GGC and (ii) indemnify the members of the CytRx board of directors and the officers of CytRx immediately prior to the Effective Time (the "Existing CytRx Directors and Officers"), on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation of CytRx as of the Effective Time.

                  (b) The provisions of CytRx's certificate of incorporation and bylaws with respect to indemnification of CytRx directors and officers shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors or officers of GGC or who were Existing CytRx Directors and Officers.

                  (c) From and after the date hereof and for three (3) years from the Effective Time, CytRx shall maintain continuously in effect directors' and officers' liability insurance covering the Existing CytRx Directors and Officers for actions taken or omissions occurring at or prior to the Effective Time on terms which in the aggregate are not less favorable than the more favorable of (1) the terms of CytRx's current insurance coverage or (2) the directors' and officers' liability insurance provided by CytRx after the Effective Time to directors or officers of CytRx who are not Existing CytRx Directors and Officers. In addition, CytRx shall take all actions necessary to add Jack J. Luchese and Mark W. Reynolds as additional notice parties with respect to termination, renewal and other notices regarding all of such policies of directors' and officers' liability insurance. If at any time prior to the expiration of such three year period CytRx elects to change its insurance carrier with respect to its directors' and officers' liability insurance, CytRx shall purchase tail coverage. Notwithstanding any of the above, prior to the Effective Time, CytRx may purchase a prepaid extended reporting (or tail) binder on its existing directors' and officers' liability insurance policy.

                  (d) CytRx and GGC agree that the Existing CytRx Directors and Officers and the directors and officers of GGC immediately prior to the Effective Time covered hereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and CytRx.

         5.6 Stock Certificates; Shareholder Lists. Within ten (10) business
             -------------------------------------
days after the date hereof, GGC shall issue and deliver to each GGC Shareholder set forth in Schedule 3.1(b)(i) of the GGC Disclosure Schedule a stock certificate evidencing the shares of GGC common stock owned of record by each such GGC Shareholder and as reflected in Schedule 3.1(b)(i) of the GGC Disclosure Schedule. GGC shall promptly upon request of CytRx furnish CytRx with mailing labels containing the names and addresses of all record holders of GGC capital stock and with security position listings of GGC capital stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of GGC capital stock. GGC shall furnish CytRx with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as CytRx or its agents may reasonably request.

         5.7 Post-Effective Time Board. At the CytRx Stockholders' Meeting and
             -------------------------
for a period of two (2) years thereafter, CytRx agrees to propose to its stockholders that the post-Effective Time Board consist of (i) three directors who have been members of CytRx's board of directors at any time during the three year period ending on the date immediately preceding the Effective Time (collectively, "Eligible CytRx Directors"), who initially shall be Max Link,
                ------------------------
Herbert H. McDade, Jr. and Alexander L. Cappello, (ii) three directors from the pre-Effective Time GGC board, initially two of which shall be Steven A. Kriegsman and Louis Ignarro, Ph.D., and a third member shall be determined by GGC prior to the date of the filing of the Proxy Statement, subject to the reasonable approval of the CytRx board of directors, and (iii) a seventh director who shall be determined by a majority of the three CytRx-designated directors and a majority of the three GGC-designated directors. CytRx and GGC hereby agree that, for a period of two years after the Effective Time, at least three (3) members of the Board must be Eligible CytRx Directors.

         5.8 Investment Banking; Consulting Agreements. At the Closing, CytRx
             -----------------------------------------
will enter into the following:

                  (a) an extension of the existing investment banking agreement with Cappello Capital Corp.;

                  (b) a consulting agreement with Leonard Ruiz in the form attached hereto as Exhibit 5.8(b); and
                   --------------

                  (c) a consulting agreement with Elliott Cody in the form attached hereto as Exhibit 5.8(c).
                   --------------

         5.9 Registration Rights Agreement. At the Closing, CytRx will, and GGC
             -----------------------------
will cause each GGC Escrowee to enter into a registration rights agreement in the form attached hereto as Exhibit 5.9.
                            -----------

         5.10  Investigation and Confidentiality.
               ---------------------------------

                  (a) Prior to the Effective Time, each party shall permit the other to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as may be reasonably requested, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by either party shall affect the ability of that party to rely on the representations and warranties of the other party.

                  (b) In addition to the parties' respective obligations under that certain Mutual Non-Disclosure Agreement entered into by the parties hereto and dated December 3, 2001 (the "Confidentiality Agreement), which is hereby
                                 -------------------------
reaffirmed and adopted, and incorporated by reference herein, each party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other party.

         5.11 Press Releases. Prior to the Effective Time, CytRx and GGC shall
              --------------
consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 5.11 shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such party's disclosure obligations imposed by Law.

         5.12 Business Plan. Promptly after the date hereof, GGC and CytRx
              -------------
jointly shall finalize and mutually agree upon a business plan for CytRx and the Surviving Corporation which shall (i) be based substantially on the presentation made to the CytRx board of directors during its February 8, 2002 meeting, (ii) cover a five year period commencing at the Effective Time, and (iii) include, without limitation, annual operating budgets and the intended business, growth and acquisition strategies of CytRx and the Surviving Corporation (the "CytRx
                                                                        -----
Business Plan"). The Parties agree that the CytRx Business Plan may not be
-------------
materially amended or deviated from without the approval of a majority of the Eligible CytRx Directors, if any, then serving on the CytRx board of directors.

         5.13 GGC Shareholder Representative. GGC, and by virtue of their
              ------------------------------
approval of the Merger, each GGC Escrowee, hereby appoints Dean Ader (the "GGC
                                                                           ---
Shareholder Representative") as agent and attorney-in-fact for GGC and the GGC
--------------------------
Escrowees for and on behalf of GGC and each such GGC Escrowee with full power and authority to represent GGC and the GGC Escrowees and their respective successors, heirs and representatives with respect to all matters arising under
(i) Article VIII and Section 2.3 of this Agreement and (ii) the Escrow Agreement. All actions taken by the GGC Shareholder Representative hereunder shall be binding upon GGC and the GGC Escrowees and their respective successors, heirs and representatives as if expressly ratified and confirmed in writing by each of them. The GGC Shareholder Representative, or any successor hereafter approved, may resign and shall be discharged of all duties hereunder upon the appointment of a successor GGC Shareholder Representative as provided hereby. In case of such resignation, or in the event of the death of, or inability to act as, the GGC Shareholder Representative, a successor shall be named from among the GGC Escrowees by a majority of the members of the board of directors of the Surviving Corporation. Each successor GGC Shareholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original GGC Shareholder Representative and the term "GGC Shareholder Representative" as used herein shall be deemed to include such successor GGC Shareholder Representative. In performing his/her duties under this Agreement, or upon the claimed failure to perform his/her duties hereunder, the GGC Shareholder Representative shall not be liable to GGC or the GGC Escrowees or any other Person for any Damages which they may incur as a result of any act, or failure to act under this Agreement or the Escrow Agreement; provided, however, that the GGC Shareholder Representative shall be liable for actions taken or omitted in bad faith or which constitute willful default or gross negligence. CytRx shall indemnify and hold the GGC Shareholder Representative harmless from and against all Damages incurred by the GGC Shareholder Representative arising out of or related to its performance hereunder (unless such Damages arise out of actions taken or omitted by the GGC Shareholder Representative in bad faith or which constitute willful default or gross negligence). In addition, to the extent that the GGC Shareholder Representative brings a claim hereunder in his/her capacity as GGC Shareholder Representative, CytRx shall advance and pay all costs, fees and expenses incurred by the GGC Shareholder Representative in connection with such claim as such costs, fees and expenses are incurred, including, without limitation, any costs, fees and expenses of accountants, attorneys or other representatives or consultants engaged by the GGC Shareholder Representative in the course of his/her performance hereunder. CytRx and GGC hereby waive any conflicts of interests that may arise with respect to the GGC Shareholder Representative's actions in his/her capacity as GGC Shareholder Representative.

         5.14 CytRx Representative. CytRx hereby appoints Jack J. Luchese (the
              --------------------
"CytRx Representative") as agent and attorney-in-fact for CytRx for and on
 --------------------
behalf of CytRx with full power and authority to represent CytRx and its successors with respect to all matters arising under (i) Article VIII and
Section 2.3 of this Agreement and (ii) the Escrow Agreement. All actions taken by the CytRx Representative hereunder shall be binding upon CytRx and its successors as if expressly ratified and confirmed in writing by each of them. The CytRx Representative, or any successor hereafter approved, may resign and shall be discharged of all duties hereunder upon the appointment of a successor CytRx Representative as provided hereby. In case of such resignation, or in the event of the death of, or inability to act as, the CytRx Representative, a successor shall be named by a majority of the Eligible CytRx Directors. Each successor CytRx Representative shall have all the power, authority, rights and privileges hereby conferred upon the original CytRx Representative and the term "CytRx Representative" as used herein shall be deemed to include such successor CytRx Representative. In performing its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, the CytRx Representative shall not be liable to CytRx or any other Person for any Damages which they may incur as a result of any act, or failure to act under this Agreement or the Escrow Agreement; provided, however, that the CytRx Representative shall be liable for actions taken or omitted in bad faith or which constitute willful default or gross negligence. CytRx shall indemnify and hold the CytRx Representative harmless from and against all Damages incurred by the CytRx Representative arising out of or related to his performance hereunder (unless such Damages arise out of actions taken or omitted by the CytRx Representative in bad faith or which constitute willful default or gross negligence). In addition, to the extent that the CytRx Representative brings a claim hereunder in his capacity as CytRx Representative, CytRx shall advance and pay all costs, fees and expenses incurred by the CytRx Representative in connection with such claim as such costs, fees and expenses are incurred, including, without limitation, any costs, fees and expenses of accountants, attorneys or other representatives or consultants engaged by the CytRx Representative in the course of his performance hereunder. CytRx and GGC hereby waive any conflicts of interests that may arise with respect to the CytRx Representative's actions in his capacity as CytRx Representative.

         5.15 CytRx Options and Warrants. CytRx and GGC hereby acknowledge and
              --------------------------
agree that, from and after the Effective Time, neither will amend the terms of any outstanding stock options or warrants to purchase CytRx Common Stock without the prior written consent of the holder of such outstanding stock option or warrant. CytRx and GGC hereby acknowledge and agree that the Merger will constitute a change in control under all outstanding stock options to purchase CytRx Common Stock and the warrants described on Exhibit 5.15, which will accelerate the vesting terms of those stock options and warrants and make each of them fully exercisable upon the Effective Time. From and after the Effective Time, neither CytRx nor GGC shall take any actions to withdraw the effectiveness of any registration statements effective as of the Effective Time that covers the issuance and/or resale of CytRx Common Stock (i) issuable or issued upon the exercise of outstanding options and warrants to purchase CytRx Common Stock or (ii) issuable or issued as an award under any stock option plan or long-term incentive plan described in the CytRx Disclosure Letter, except pursuant to contractual rights that exist as of the date hereof with the holders of such stock options and warrants. From and after the Effective Time, CytRx shall, and shall use its best efforts to cause its employees, agents and representatives to, process expeditiously (i) exercises of options and warrants to purchase CytRx Common Stock and (ii) sales of and other transactions involving CytRx Common Stock.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         6.1 Conditions to Each Party's Obligation To Effect the Merger. The
             ----------------------------------------------------------
respective obligations of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

         (a) CytRx Stockholder Approval. The issuance of the Merger
             --------------------------
Consideration shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of CytRx Common Stock entitled to vote thereon.

         (b) Regulatory Approvals. All Consents of, filings and registrations
             --------------------
with, and notifications to all Regulatory Authorities which are necessary for the consummation of the Merger (the "Requisite Regulatory Approvals") shall have been filed, occurred or been obtained and shall be in full force and effect and all waiting periods required by Law shall have expired.

         (c) No Injunctions or Restraints; Illegality. No temporary restraining
             ----------------------------------------
order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Regulatory Authority seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

         6.2 Conditions to Obligations of CytRx and Merger Sub. The obligations
             -------------------------------------------------
of CytRx and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by CytRx and Merger Sub pursuant to
Section 9.13:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of GGC set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on GGC. Notwithstanding the foregoing, the representations and warranties set forth in
Section 3.1(b) shall be true and correct in all respects as of the Effective Time, except for inaccuracies which are de minimis in amount. At Closing, GGC shall deliver an officer's certificate certifying that the above is true as of the Closing Date.

         (b) Performance of Obligations of GGC. GGC shall have performed and
             ---------------------------------
complied with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and CytRx shall have received a certificate signed on behalf of GGC by the President and Chief Executive Officer of GGC and by the Chief Financial Officer of GGC to such effect.

         (c) Appraisal Rights. Dissenting Shares shall constitute less than five
             ----------------
percent (5%) of all Shares outstanding immediately prior to the Effective Time.

         (d) Consents Under Agreements. GGC shall have obtained the consent or
             -------------------------
approval of each Person whose consent or approval shall be required for consummation of the Merger or for the prevention of any Default under or breach of any Contract of any GGC Entity, except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on GGC.

         (e) Burdensome Condition. There shall not be any action taken, or any
             --------------------
statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Regulatory Authority which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon CytRx or any GGC Entity which would materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require CytRx to dispose of any asset which is material to CytRx prior to the Effective Time.

         (f) Material Adverse Effect. Since the date of this Agreement, there
             -----------------------
shall not have occurred a Material Adverse Effect with respect to CytRx, GGC or any other GGC Entity, and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to CytRx or the Surviving Corporation.

         (g) Proceedings. All proceedings to be taken on the part of GGC in
             -----------
connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to CytRx, and CytRx shall have received copies of all such documents and other evidences as CytRx may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         (h) No Action. No action, suit or proceeding shall have been
             ---------
instituted, or shall be pending or threatened (i) seeking to restrain in any material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from any GGC Entity, CytRx or Merger Sub any damages which would result in a Material Adverse Effect or (iii) seeking to impose the restrictions, prohibitions or limitations referred to in subsection (e) above.

         (i) Stock Options. All actions required to be taken pursuant to Section
             -------------
2.4 with respect to GGC Stock Options (other than Converting Options) shall have been taken.

         (j)  Closing Deliveries.  CytRx shall have received the following:
              ------------------

                  (1) a legal opinion of outside counsel to GGC in substantially the form attached hereto as Exhibit 6.2(j)(2);

                  (2)      a copy of the final CytRx Business Plan;

                  (3)      the Closing Liabilities Certificate; and

                  (4) the Escrow Agreement executed by GGC and the GGC Shareholder Representative.

         6.3 Conditions to Obligations of GGC. The obligation of GGC to effect
             --------------------------------
the Merger is subject to the satisfaction of the following conditions unless waived by GGC pursuant to Section 9.13:

         (a) Representations and Warranties. The representations and warranties
             ------------------------------
of CytRx and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and
(ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on CytRx. At Closing, CytRx will deliver an officer's certificate to GGC certifying that the above is true as of the Closing Date.

         (b) Performance of Obligations of CytRx and Merger Sub. CytRx and
             --------------------------------------------------
Merger Sub shall have performed and complied with all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and GGC shall have received a certificate signed on behalf of CytRx by the President and Chief Executive Officer of CytRx to such effect.

         (c) Legal Opinion. GGC shall have received the legal opinion of outside
             -------------
counsel to CytRx in substantially the form attached hereto as Exhibit 6.3(c).

                                   ARTICLE VII

                                   TERMINATION

         7.1 Termination. This Agreement may be terminated at any time prior to
             -----------
the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of CytRx or the GGC Shareholders:

         (a) by the mutual consent of CytRx and GGC in a written instrument, whether or not the Merger has been approved by the stockholders of CytRx or the GGC Shareholders;

         (b) by CytRx on behalf of itself and Merger Sub, upon a material breach of any representation, warranty, covenant or agreement on the part of GGC set forth in this Agreement, or if any representation or warranty of GGC shall have become untrue such that the conditions set forth in Section 6.2, would be incapable of being satisfied by July 31, 2002;

         (c) by GGC, upon a material breach of any representation, warranty, covenant or agreement on the part of CytRx or Merger Sub set forth in this Agreement, or if any representation or warranty of CytRx or Merger Sub shall have become untrue such that the conditions set forth in Section 6.3 would be incapable of being satisfied by July 31, 2002;

         (d) by either CytRx or GGC, if (i) any Consent of any Regulatory Authority required for the consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) any injunction or action by any Regulatory Authority permanently restraining, enjoining or otherwise preventing the consummation of the Merger shall have become final and nonappealable;

         (e) by either CytRx or GGC if the Merger shall not have been consummated on or prior to July 31, 2002 (or such later date as may be agreed to in writing by GGC and CytRx) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

         (f) by either CytRx or GGC, if any approval of the stockholders of CytRx required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at the CytRx Stockholders' Meeting or at any adjournment thereof.

         7.2 Effect of Termination. In the event of termination of this
             ---------------------
Agreement and abandonment of the Merger by either GGC or CytRx as provided in
Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of CytRx, Merger Sub or GGC or their respective officers or directors except with respect to Sections 5.5, 5.10, 9.9 and 9.11; provided, however, that nothing herein shall relieve any party of liability for any breach hereof. Notwithstanding the foregoing, termination of this Agreement shall not affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

         8.1 Survival of Representations and Warranties; Survival of Fraud
             -------------------------------------------------------------
Claims.
------

         (a) The representations and warranties of the parties hereto contained herein shall survive the Closing and Effective Time and shall remain in full force and effect until the first anniversary of the Effective Time. Any right of indemnification pursuant to this Article VIII with respect to a claimed breach of (i) a representation or warranty shall expire on the first anniversary of the Effective Time and (ii) any covenant or agreement shall expire one year after the date on which performance of such covenant or agreement was required (in each case, the "Indemnification Expiration Date"), unless in each case on or
                -------------------------------
prior to the Indemnification

Expiration Date an Indemnification Claim (as defined below) has been delivered to the Party from whom indemnification is sought. Provided that an Indemnification Claim is timely made, such Indemnification Claim may continue to be asserted beyond the Indemnification Expiration Date of the representation, warranty, covenant or agreement to which such Indemnification Claim relates. An "Indemnification Claim" means a written notice asserting a breach of a
 ---------------------
representation, warranty, covenant, agreement or obligation specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a reasonably detailed description of and estimate (but only if then reasonable to make) of the amount involved in such breach.

         (b) Any right of a Party to bring a claim against another Party hereto based on fraud in connection with this Agreement or the transactions contemplated hereby must be brought on or before the second annual anniversary of the Effective Time, or such claim shall be deemed to have expired and be forever waived by the Party alleging such fraud.

         8.2  Indemnification.
              ---------------

         (a) After the Effective Time and until the applicable Indemnification Expiration Date, CytRx or the CytRx Representative, on behalf of CytRx, may deliver an Indemnification Claim to the GGC Shareholder Representative on behalf of GGC and the GGC Escrowees for all Damages asserted against, imposed upon or incurred by CytRx by reason of or resulting from (i) a breach of any representation, warranty, covenant or agreement of GGC contained in this Agreement or any certificate delivered pursuant hereto or (ii) the termination by GGC of the GGC Stock Options as contemplated by Section 2.4.

         (b) After the Effective Time and until the applicable Indemnification Expiration Date, the GGC Shareholder Representative on behalf of GGC and the GGC Escrowees may deliver an Indemnification Claim to CytRx and the CytRx Representative on behalf of CytRx for all Damages asserted against, imposed upon or incurred by GGC by reason of or resulting from a breach of any representation, warranty, covenant or agreement of CytRx contained in this Agreement or any certificate delivered pursuant hereto.

         8.3 Third Party Claims. Indemnification Claims made in respect of any
             ------------------
claims made or asserted by a third party ("Third Party Claims") shall be
                                           ------------------
governed in accordance with the following procedures:

         (a) The Party making the Indemnification Claim through its respective Representative (the "Indemnified Party") shall give the GGC Shareholder
                     -----------------
Representative or CytRx Representative, as the case may be, (the "Indemnifying
                                                                  ------------
Party") written notice as promptly as reasonably practicable after the written
-----
assertion of any Third Party Claim describing in reasonable detail the nature of the Third Party Claim to the extent then known to the Indemnified Party (a "Third Party Claim Notice").
 ------------------------

         (b) Upon receipt of any Third Party Claim Notice from the Indemnified Party, (i) the CytRx Representative, on behalf of CytRx, or (ii) the GGC Shareholder Representative, on behalf of GGC and the GGC Escrowees, as the case may be, may (unless the anticipated

Damages exceed the maximum amount of indemnification under Section 8.4) undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnified Party, the expenses, fees and costs of which shall be added to the Damages amount included in the Recoverable Amount pursuant to Section 8.5 of (i) GGC if the CytRx Representative undertakes such defense or (ii) CytRx if the GGC Shareholder Representative undertakes such defense. The assumption of the defense, compromise and settlement of any such Third Party Claim by a Representative will not be an acknowledgment by an Indemnifying Party of the obligation to indemnify the Indemnified Party with respect to such claim. If, however, a Representative fails or refuses to undertake the defense of such Third Party Claim within ten business days after notice of such Third Party Claim has been given to the Representative, the Indemnified Party will have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. If an Indemnifying Party undertakes the defense of a Third Party Claim and if in the reasonable opinion of counsel to the Indemnified Party there may exist defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the Indemnified Party otherwise believes that its interests would be adversely affected by the Indemnifying Party assuming sole control of the defense of such Third Party Claim, the Indemnified Party shall be entitled to retain separate counsel to participate in the defense of such Third Party Claim at its sole expense.

         (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Section shall be made without the prior written consent by the respective Representative on behalf of such the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's prior written consent unless
(A) there is no finding or admission of any violation of law by or on behalf of the Indemnified Party, (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (C) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such Third Party Claim, and (ii) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof affected without its consent.

         (d) Each Party will provide the other Party with access to all records, documents and personnel of such Party to the extent reasonably related to any Third Party Claim.

         8.4  Limitation of Liability.
              -----------------------

         (a) No Indemnification Claim may be made by any Party unless the aggregate amount of Damages indemnified against hereunder exceeds $25,000 in the aggregate, after which the Party may make an Indemnification Claim for the entire amount of Damages (including the first $25,000).

         (b) In no event may the CytRx Representative on behalf of CytRx recover Damages under this Article VIII in excess of the Secondary Merger Consideration.

         (c) In no event may the GGC Shareholder Representative on behalf of GGC and the GGC Escrowees recover Damages under this Article VIII in excess of the number of shares of CytRx Common Stock comprising the Secondary Merger Consideration at the Effective Time.

         8.5  Payment of Indemnification Claims.
              ---------------------------------

         (a) All Damages recovered under this Article VIII shall be recovered in shares of CytRx Common Stock as set forth below. Although Indemnification Claims may be delivered at any time prior to the applicable Indemnification Expiration Date (subject to Section 8.4 above), no recovery of Damages shall be made by either party hereto until the first business day after the first anniversary date of the Effective Time (the "Recovery Date"). Upon the Recovery Date, or if any Indemnification Claim is still pending on the Recovery Date, on the first business day after final resolution of all pending Indemnification Claim(s), the parties shall add the aggregate amount of Damages recoverable by each party pursuant to Indemnification Claims properly made and resolved under this Article VIII (each a "Recoverable Amount"). The Party with the greater Recoverable Amount shall be entitled to recover an amount equal to the excess of such Party's Recoverable Amount minus the other Party's Recoverable Amount (the "Final Recoverable Amount").

         (b) If CytRx has a greater Recoverable Amount on the Recovery Date, CytRx shall, in accordance with the Escrow Agreement, cancel a number of shares of CytRx Common Stock included in the Secondary Merger Consideration that when multiplied by the Average Closing Price equals the Final Recoverable Amount. For purposes of this Section 8.5(b), all fractional shares shall be rounded up to the nearest whole share. The remaining shares of CytRx Common Stock included in the Secondary Merger Consideration held in escrow, if any, shall be distributed to the GGC Escrowees in accordance with the Escrow Agreement.

         (c) If the GGC Escrowees have a greater Recoverable Amount on the Recovery Date, CytRx shall issue a number of additional shares of CytRx Common Stock to the GGC Escrowees equal to the quotient of (A) the Final Recoverable Amount, divided by (B) the Average Closing Price (as defined below) of the CytRx Common Stock (the "Additional Merger Consideration"). No fractional shares will
                   -------------------------------
be issued as Additional Merger Consideration. All such fractional shares shall be rounded up to the nearest whole share. Each GGC Escrowee will receive a percentage of the Additional Merger Consideration, which percentage shall be calculated by dividing (i) the number of shares of CytRx Common Stock included in the Initial Merger Consideration that were received by such GGC Escrowee by
(ii) the total number of shares of CytRx Common Stock included in the Initial Merger Consideration that were received by all GGC Escrowees. No fractional shares will be issued to the GGC Escrowees. Each fractional share less than one-half of share shall be rounded down to the nearest whole share and each fractional share equal to or greater than one-half of a share shall be rounded up to the nearest whole share. In no event will the shares of CytRx Common Stock issued to the GGC Escrowees after such rounding exceed the number of shares calculated above as the Additional Merger Consideration. The "Average Closing
                                                              ---------------
Price" means the average of the daily last sale prices for the shares of the
-----
CytRx Common Stock on the Nasdaq National Market (as reported by Bloomberg's Financial Service) for the twenty consecutive trading days ended on the trading day immediately prior to the date of this Agreement.

         8.6 Exclusive Remedy. After the Effective Time, except for Claims
             ----------------
relating to actual fraud and except for equitable remedies, the remedies provided in this Article VIII constitute the sole and exclusive remedies between the parties for Damages or any other Claims arising under this Agreement, including Claims based upon the inaccuracy, untruth, incompleteness or breach of any representation or warranty contained in this Agreement or based upon the failure to perform any covenant, agreement or undertaking contained in this Agreement.

         8.7  Representatives.
              ---------------

         (a) CytRx and the CytRx Representative are entitled to rely upon all actions taken and documents provided by the GGC Shareholder Representative as the actions of GGC and the GGC Escrowees and neither CytRx nor the CytRx Representative shall have any liability or obligation to GGC or the GGC Escrowees other than as provided in this Article VIII.

         (b) GGC and the GGC Shareholder Representative are entitled to rely upon all actions taken and documents provided by the CytRx Representative as the actions of CytRx and neither GGC nor the GGC Shareholder Representative shall have any liability or obligation to CytRx other than as provided in this Article VIII.

         8.8 Dispute Resolution. Except for Claims (i) relating to temporary,
             ------------------
preliminary or emergency injunctive or other equitable relief pending resolution of an arbitration proceeding hereunder and (ii) enforcing the provisions of this
Section 8.8 or an arbitration award, if the Parties are unable to resolve any disputes hereunder, such dispute shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either Party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other Parties. The arbitration will be conducted in accordance with the provisions of JAMS' Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The Parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The Parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section 8.8 may be enforced by any court of competent jurisdiction, and the Party seeking enforcement shall be entitled to an award of all Damages to be paid by the Party against whom enforcement is ordered.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in
             -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or overnight courier to the Persons at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to CytRx or Merger Sub, to:

              CytRx Corporation
              154 Technology Parkway
              Suite 200
              Norcross, Georgia 30092
              Attention:  Chief Executive Officer
              Facsimile:  (770) 368-0622

     With a copy to:

              Alston & Bird LLP
              One Atlantic Center
              1201 West Peachtree Street
              Atlanta, Georgia 30309
              Attention:  Steven L. Pottle
              Facsimile:  (404) 881-7777

         (b)  if to the CytRx Representative, to:

              Jack J. Luchese
              3915 River Hollow Run
              Duluth, Georgia 30092

         With a copy to:

              Alston & Bird LLP
              One Atlantic Center
              1201 West Peachtree Street
              Atlanta, Georgia 30309
              Attention:  Steven L. Pottle
              Facsimile:  (404) 881-7777

         (c)  if to GGC, to:

              GGC
              11726 San Vicente Boulevard
              Suite 650
              Los Angeles, California 90049
              Attention:  ____________
              Facsimile:  (310) 826-5529

     With a copy to:

              Wasserman, Comden, Casselman & Pearson LLP
              11755 Wilshire Boulevard
              Suite 1230
              Los Angeles, California 90025
              Attention:  Jeffrey L. Davidson and/or Clifford Pearson
              Facsimile:  (310) 473-0158

         (d)  if to the GGC Shareholder Representative, to:

              Steven A. Kriegsman
              c/o Kriegsman Capital Group LLC
              11726 San Vicente Blvd., Suite 650
              Los Angeles, California 90049
              Facsimile:  (310) 826-5529

     With a copy to:

              Wasserman, Comden, Casselman & Pearson LLP
              11755 Wilshire Boulevard
              Suite 1230
              Los Angeles, California 90025
              Attention:  Jeffrey L. Davidson and/or Clifford Pearson
              Facsimile:  (310) 473-0158

         9.2       Certain Definitions.
                   -------------------

         (a)  For purposes of this Agreement:

                  "Affiliate" of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "Assets" of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Blizzard" means Blizzard Genomics, Inc.

                  "Consent" means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "Contract" means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "CytRx Common Stock" means the $0.001 par value common stock of CytRx.

                  "CytRx Entities" means, collectively, CytRx and all CytRx Subsidiaries.

                  "CytRx Rights" means the Equity Rights issued pursuant to the CytRx Rights Agreement.

                  "CytRx Rights Agreement" means that certain Shareholder Protection Rights Agreement, dated April 16, 1997, between CytRx and American Stock Transfer and Trust Company as Rights Agent.

                  "Damages" means all past, present and future demands, claims, suits, actions or causes of action, assessments, losses, damages, liabilities, fines, judgments, costs and expenses, including interest, penalties and reasonable attorneys' and consultants' fees, disbursements and expenses.

                  "Default" means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on GGC or CytRx, as applicable.

                  "Designated GGC Shareholders" means the following holders of Shares, who in the aggregate own a majority of the voting interests of GGC:
Steven A. Kriegsman, Corporate Consulting International Group, Michael R. Hayden, Clifford H. Pearson, Steve K. Wasserman, David B. Casselman, Leonard J. Comden, Leonard Ruiz, Jr., Elliott J. Cody and Wasserman, Comden, Casselman & Pearson LLP.

                  "DGCL" means the Delaware General Corporation Law.

                  "Employee Benefit Plan" means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, share purchase, severance pay, vacation, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any "employee benefit plan," as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, practice, custom understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

                  "Environmental Laws" means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response

Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "Equity Rights" means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any entity which together with a GGC Entity would be treated as a single employer under Code Section 414.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GGC Entities" means, collectively, GGC, all GGC Subsidiaries and Blizzard.

                  "GGC Escrowees" means the holders of Shares who surrender Certificates for Shares in the Merger and receive Merger Consideration, but shall not include any holder of Shares who exercised his/her appraisal rights under the CCC and received consideration for his/her Dissenting Shares in accordance with the CCC.

                  "GGC Shareholders Meeting" means the meeting of the holders of the Shares that has been called by GGC to vote on whether to approve the Merger.

                  "Hazardous Material" means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

                  "Intellectual Property" means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "Knowledge" as used with respect to any Party means the actual knowledge of such Party's chairman, president, chief financial officer, treasurer or any senior, executive or other vice president or any other executive officer of such party. In addition, with respect to GGC, "Knowledge" shall also include the actual knowledge of Steven A. Kriegsman, Elliott J. Cody and Leonard Ruiz, Jr.

                  "Law" means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "Liability" means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (ii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "Litigation" means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

                  "Material" or "material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

                  "Material Adverse Effect" means:

                  (i) with respect to CytRx, an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (1) the financial position, business, or results of operations of CytRx and its Subsidiaries, taken as a whole, or (2) the ability of CytRx to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" with respect to CytRx shall not be deemed to include the impact of (A) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) changes in generally accepted accounting principles, (C) actions and omissions of CytRx (or any of its Subsidiaries) taken with the prior informed written Consent of GGC in contemplation of the transactions contemplated hereby, (D) the direct effects of compliance with this Agreement on the operating performance of CytRx, including expenses incurred by CytRx in consummating the transactions contemplated by this Agreement, (E) effects demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, licensees, investors or employees of CytRx to, this Agreement or any of the transactions contemplated by this Agreement, (F) failure of CytRx to meet the revenue or earnings predictions of equity analysts (as reflected in the First Call consensus estimate), or

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

any other published revenue or earnings predictions or expectations, for any period ending on or after the date of this Agreement, (G) changes in the market price or trading volume of CytRx Common Stock, or (H) delisting of CytRx Common Stock from the Nasdaq National Market; and

                  (ii) with respect to GGC, an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (1) the financial position, business, or results of operations of GGC and its Subsidiaries, taken as a whole, or (2) the ability of GGC to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" with respect to GGC shall not be deemed to include the impact of (A) changes in Laws of general applicability or interpretations thereof by courts or governmental authorities, (B) actions and omissions of GGC (or any of its Subsidiaries) taken with the prior informed written Consent of CytRx in contemplation of the transactions contemplated hereby, or (C) the direct effects of compliance with this Agreement on the operating performance of GGC, including expenses incurred by GGC in consummating the transactions contemplated by this Agreement.

                  "Operating Property" means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Order" means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Party" means either any of GGC, Merger Sub or CytRx, and "Parties" means GGC, Merger Sub and CytRx.

                  "Permit" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "Person" means a natural person or any legal, commercial or Regulatory Authority, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a representative capacity

                  "Regulatory Authorities" means, collectively, the SEC, the Nasdaq National Market, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Subsidiary" means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "Tax Return" means any report, return, information return, or other information required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

         (b) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP.

         9.3 Interpretation. The captions contained in this Agreement are for
             --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be deemed made in and shall be construed in accordance with the laws of the state of Delaware without giving effect to its provisions on the conflicts of Law.

         9.4 Counterparts. This Agreement may be executed in two or more
             ------------
counterparts, all of which shall be considered originals and together shall be one and the same agreement.

         9.5 Entire Agreement; No Third Party Beneficiaries. This Agreement
             ----------------------------------------------
(including the documents and the instruments referred to herein) constitutes the entire agreement and, except for the Confidentiality Agreement, supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than (i) as provided in
Section 5.5 hereto, (ii) with respect to Eligible CytRx Directors regarding Sections 5.12, 5.14, 9.12 and 9.13, (iii) with respect to the CytRx Representative regarding Sections 5.14 and Article VIII and (iv) with respect to the GGC Shareholder Representative regarding Sections 5.13 and Article VIII.

         9.6  [INTENTIONALLY OMITTED]

         9.7 Severability. Any term or provision of this Agreement that is
             ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         9.8 Publicity. Except as otherwise required by any applicable law or
             ---------
rules or regulations promulgated thereunder, so long as this Agreement is in effect, neither GGC nor CytRx shall, or shall permit their respective Subsidiaries, Affiliates, employees, directors, officers or agents to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld.

         9.9 Assignment. Neither this Agreement nor any of the rights, interests
             ----------
or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         9.10 Adjustment. All dollar amounts and share numbers set forth herein,
             -----------
including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event between the date of this Agreement and the Effective Time, to the extent appropriate.

         9.11 Fees, Expenses and Other Payments. Except as otherwise provided in
             ----------------------------------
this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the Party which has incurred such costs and expenses.

         9.12 Amendments. To the extent permitted by Law and subject to the last
             -----------
sentence of this Section 9.12, this Agreement may be amended by a subsequent writing signed by each Party hereto upon the approval of each Party, whether before or after GGC Shareholder approval of the Merger or CytRx stockholder approval of the issuance of the Merger Consideration has been obtained; provided, that after any such approval by the GGC Shareholders, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by the GGC Shareholders without the further approval of such shareholders; and further

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

provided, that after any such approval by the holders of CytRx Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of GGC capital stock will be exchanged for shares of CytRx Common Stock shall not be amended after the CytRx Stockholders' Meeting in a manner adverse to the holders of CytRx Common Stock without any requisite approval of the holders of the issued and outstanding shares of CytRx Common Stock entitled to vote thereon. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto. Notwithstanding any of the above, after the Effective Time, CytRx may not amend this Agreement (including this provision) or take any actions inconsistent with this Agreement, unless a majority of the Eligible CytRx Directors then serving on the CytRx board of directors approves in advance of such amendment or action.

         9.13 Extension; Waiver. At any time prior to the Effective Time, the
              -----------------
Parties hereto, by action taken or authorized by their respective boards of directors may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. After the Effective Time, any such waiver or extension must be approved by a majority of the Eligible CytRx Directors then serving on the CytRx board of directors.

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

         IN WITNESS WHEREOF, CytRx, Merger Sub and GGC have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

CYTRX CORPORATION                    GLOBAL GENOMICS CAPITAL, INC.

By:   /s/ Jack J. Luchese            By:    /s/ Steven A. Kriegsman
     ------------------------             ---------------------------------



Name:   Jack J. Luchese              Name:   Steven A. Kriegsman
       ----------------------               -------------------------------



Title:   President & CEO             Title:   Chairman
        ---------------------                ------------------------------





GGC MERGER CORPORATION

By:   /s/ Jack J. Luchese
     ------------------------



Name:   Jack J. Luchese
       ----------------------



Title:   President & CEO
        ---------------------